UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 6, 2019
(Date of earliest event reported)

CELLECTAR BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-36598	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Campus Drive, Florham Park, New Jersey
(Address of principal executive offices)

(608) 441-8120
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 6, 2019, the Company’s Board of Directors appointed Mr. Charles T. Bernhardt as Interim Chief Financial Officer of the Company, effective March 9, 2019.

Mr. Bernhardt previously served two publicly traded life science companies as their Chief Financial Officer in Echo Therapeutics, Inc. in 2014 and Hemispherx Biopharma, Inc. from 2009 to 2013. From 2015 to 2016, he served as Chief Financial Officer and Treasurer to Active Day & Senior Care Centers of America through their recapitalization to new Private Equity ownership. Since 2016, Mr. Bernhardt has independently served various privately owned life science and health care companies as their interim Chief Financial Officer. Mr. Bernhardt is a Certified Public Accountant in New Jersey and Pennsylvania achieved while working at KPMG. He earned his Bachelors’ Degree in Accountancy at Villanova University and MBA at West Chester University while serving as a Controller for Comcast Cable Communications.

Mr. Bernhardt has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On February 25, 2019, the Company entered into a consulting agreement with Ashton Tweed, Ltd., LLC (“Ashton Tweed”), pursuant to which the Company engaged Ashton Tweed to serve as an independent consultant for the purpose of providing the Company with certain support services, including the services to be provided by Mr. Bernhardt as the Company’s Interim Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2019	CELLECTAR BIOSCIENCES, INC.

	By:	/s/ James V. Caruso
Name: James V. Caruso
Title: President and Chief Executive Officer

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